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                                                                     [DAOU logo]







                             ATLANTIC HEALTH SYSTEM
                              325 COLUMBIA TURNPIKE
                                FLORHAM PARK, NJ





















                                                             5120 Shoreham Place
                                                    San Diego, California  92122
                                                                619.452.1338 fax
                                                                    619.452.2221
                                                                    800.578.3268


* CONFIDENTIAL TREATMENT REQUESTED

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                                TABLE OF CONTENTS


EXECUTIVE SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

SCOPE OF MASTER AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .3
  1.  CONSIDERATION: . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
  2.  QUOTATION OF PRICES: . . . . . . . . . . . . . . . . . . . . . . . . . .3
  3.  CHARGES AND PAYMENT: . . . . . . . . . . . . . . . . . . . . . . . . . .3
  4.  OUT OF POCKET EXPENSE: . . . . . . . . . . . . . . . . . . . . . . . . .3
  5.  TAXES: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
  6.  TITLE AND SECURITY INTEREST: . . . . . . . . . . . . . . . . . . . . . .3
  7.  RISK OF LOSS:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
  8.  MODIFICATIONS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
  9.  CANCELLATION:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
  10.  RESTOCKING FEES:. . . . . . . . . . . . . . . . . . . . . . . . . . . .4
  11.  CONTACT PERSON: . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
  12.  DELIVERY/INSPECTION:. . . . . . . . . . . . . . . . . . . . . . . . . .4
  13.  INSTALLATION/TRAINING/SUPPORT:. . . . . . . . . . . . . . . . . . . . .4
  14.  NETWORK ACCEPTANCE/PRODUCT DELIVERY:. . . . . . . . . . . . . . . . . .4
  15.  PERSONNEL PERFORMANCE GUARANTEE:. . . . . . . . . . . . . . . . . . . .4
  16.  WARRANTIES: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
  17.  DISCLAIMER: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
  18.  INDEMNIFICATION:. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
  19.  CONFIDENTIALITY:. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
  20.  DEFAULT/BREACH BY CUSTOMER: . . . . . . . . . . . . . . . . . . . . . .5
  21.  DEFAULT/BREACH BY DAOU: . . . . . . . . . . . . . . . . . . . . . . . .6
  22.  PROBLEMS IN PERFORMANCE:. . . . . . . . . . . . . . . . . . . . . . . .6
  23.  DISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . . . . . . . . . .6
  24.  INSURANCE AND LIABILITY:. . . . . . . . . . . . . . . . . . . . . . . .7
  25.  FORCE MAJEURE:. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
  26.  THIRD PARTIES:. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
  27.  RELATIONSHIP OF PARTIES:. . . . . . . . . . . . . . . . . . . . . . . .7
  28.  SURVIVAL CLAUSE:. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
  29.  WILLINGNESS TO WORK WITH ALL PARTIES. . . . . . . . . . . . . . . . . .7
  30.  INTERPRETATION: . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
  31.  NOTICES FROM DAOU TO CUSTOMER:. . . . . . . . . . . . . . . . . . . . .8
  32.  NOTICES FROM CUSTOMER TO DAOU:. . . . . . . . . . . . . . . . . . . . .8
  33.  ENTIRE MASTER AGREEMENT:. . . . . . . . . . . . . . . . . . . . . . . .9
SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9





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                               DAOU SYSTEMS, INC.
                               5120 Shoreham Place
                           San Diego, California 92122
                                 (619) 452-2221

                                Master Agreement

--------------------------------------------------------------------------------

CUSTOMER NAME       :ATLANTIC HEALTH SYSTEM

ADDRESS             :325 COLUMBIA TURNPIKE

CITY/STATE/ZIP      :FLORHAM PARK, NJ

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This Master Agreement, the term effective 04 - JUN 1996, [*] by and between DAOU
Systems, Inc., (hereinafter referred to as "DAOU"), and ATLANTIC HEALTH SYSTEM, with its principal place of business, defined above, hereinafter referred to as ("CUSTOMER") sets forth the promises of the parties with respect to the products and services of DAOU which are described in the Master Agreement. The parties hereto agree as follows:

EXECUTIVE SUMMARY

In accordance with this agreement DAOU has designed and will manage an enterprise wide communications infrastructure for CUSTOMER. The network consists of cabling for each of the CUSTOMER sites, active network electronic components, network operating system software and related software for office automation related tasks. This network will enable CUSTOMER to implement existing and new applications such as electronic mail, remote physician access and integrated voice video and data for such applications as telemedicine, across the institution. This network structure will allow any user at a personal computer station secure access to any information located on any host or server connected to the network. Any user at a personal computer station will also be able to share files and schedules with, and send email to any other user who is granted the same capabilities on the network. DAOU will supervise the installation of the cabling infrastructure; acquire, test, integrate and install the active network electronic components; network operating software and office automation software into an integrated enterprise wide communication infrastructure. DAOU will further coordinate all activities of third party vendors related to the acquisition of said products and services, including but not limited to, application software companies, suppliers of telecommunications


* CONFIDENTIAL TREATMENT REQUESTED


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services, hardware and software vendors, necessary to the success of the overall project. DAOU will further manage, support and otherwise assume complete responsibility for the day to day ongoing operation of the enterprise wide communications infrastructure. This partnership will result in an information system delivery system capable of supporting the Customer well into the next century.

SCOPE OF MASTER AGREEMENT

CUSTOMER and DAOU agree that CUSTOMER shall be entitled to procure the products and services made available under the Master Agreement.

CUSTOMER and DAOU agree that they will each use good faith and reasonable efforts to define, plan and coordinate the different priorities and schedules agreed to by the parties within the scope of this Agreement.

This Master Agreement will serve as the basis by which all projects will be agreed to and specifics to Scope. Deliverables. Milestones, Payment, etc. will be treated separately with Attachments & Schedules. This document supersedes all said Attachments & Schedules.

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1.   CONSIDERATION:
In consideration of the Products and Services to be provided in writing by DAOU to CUSTOMER, as set forth in relevant Attachments and Schedules ,. CUSTOMER agrees to pay DAOU's charges. Any modifications or additions must be approved in writing by both parties.

2.   QUOTATION OF PRICES:
All prices quoted shall remain valid only if CUSTOMER purchase order (including any change orders) is issued within sixty (60) days of the date on which the final quotation was submitted.

Network implementation services are based on a fixed price referenced in Attachments and Schedules, should additional equipment be required pricing of the equipment will be identified in an Attachment or Schedule change order and the equipment will be the responsibility of the CUSTOMER.

3.   CHARGES AND PAYMENT:
CUSTOMER shall be invoiced for products and services as described in Attachments and Schedules. All fees to be paid by CUSTOMER, as identified in payment milestones in Attachments and Schedules payments, will be invoiced by DAOU to CUSTOMER with payment due net thirty (30) days.


4. OUT OF POCKET EXPENSE:
   [*]

5.   TAXES:
CUSTOMER shall pay all sales, use and excise taxes, unless CUSTOMER furnishes DAOU with a certificate of exemption from payment of such taxes which is in a form reasonably acceptable to DAOU.

6.   TITLE AND SECURITY INTEREST:
DAOU reserves, and CUSTOMER grants, a security interest in the products which shall remain in effect for as long as the purchase price of the remains unpaid.

7.   RISK OF LOSS:
Risk of loss of the Products shall pass to the CUSTOMER upon Product Acceptance by CUSTOMER as defined in paragraph twelve (12).


* CONFIDENTIAL TREATMENT REQUESTED


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8.   MODIFICATIONS:
All modifications of Attachments and Schedules must be approved in writing by both parties for any additional products or services not part of the original attachments. Cost of any additional products required to complete installation will be paid for by responsible party. Attachments and Schedules to this Master Agreement will be initiated by DAOU and signed by CUSTOMER prior to ordering of additional products or providing additional services requested.

9.   CANCELLATION:
This Master Agreement may be canceled up to five (5) days after contract signature without cause or penalty. After five (5) days, this contract cannot be canceled, except by mutual agreement or upon the breach hereof by one of the parties hereto.

10.  RESTOCKING FEES:
Hardware or Software Products accepted by DAOU for credit or exchange may be subject to a restocking fee as charged to DAOU by the manufacturer or distributor. CUSTOMER may be denied credit or exchange on Hardware or Software products that are unacceptable for return by manufacturer. Opened software licenses are generally unacceptable for return by manufacturer.

11.  CONTACT PERSON:
CUSTOMER will appoint a Project Manager who will assist DAOU Project Manager in coordinating delivery and installation of products and services described in schedules and attachment of the Master Agreement. CUSTOMER will identify a key contact person for each site scheduled project.

12.  DELIVERY/INSPECTION:
DAOU will notify CUSTOMER in advance of all Product Deliveries and installation dates. DAOU shall not be liable for losses or consequential damages resulting from delays in delivery due to causes beyond its control. CUSTOMER agrees to verify bill of lading for the products as soon as practical after delivery and to notify DAOU in writing within 7 days of delivery any shipping discrepancies (wrong product, incorrect quantity, etc.). DAOU will take responsibility for resolving discrepancies in shipping as reported by CUSTOMER.

13.  INSTALLATION/TRAINING/SUPPORT:
[*] A detailed workplan is referenced in Attachments and Schedules for all projects, including initial installation and training plans. Scheduled installation or training dates shall not be modified without the written consent of both parties.

14.  NETWORK ACCEPTANCE/PRODUCT DELIVERY:
Network Acceptance is defined as when DAOU has demonstrated and documented to the CUSTOMER that the network is functional per the acceptance criteria defined and included in the Attachment for each project.

Product Delivery is defined as when the CUSTOMER has verified the bill of lading for the product after on-site delivery at the CUSTOMER site and has notified DAOU in writing within 7 days of any delivery discrepancies. If no such notice is provided by the CUSTOMER, DAOU and the CUSTOMER will consider Product Delivery to be complete.

15.  PERSONNEL PERFORMANCE GUARANTEE:
DAOU guarantees the personnel assigned will meet the CUSTOMER's expectations of project management. The Project Manager will supervise all personnel responsible for implementation and training at CUSTOMER site. CUSTOMER may request personnel change in writing to which DAOU will accommodate within 30 days. DAOU guarantees the same for any work and services provided to CUSTOMER by any sub-contractor contracted by DAOU to provide services to CUSTOMER.

16.  WARRANTIES:
DAOU will repair or replace any defective Products sold in Attachments and Schedules for a period of 30 days from Network Acceptance as identified in paragraph 14. In the case of product only purchases, sold in Attachments and Schedules for a period of 30 days from product delivery. .DAOU gives no warranty, expressed or implied, other than manufacturer's warranty on any hardware or software products sold to CUSTOMER. Implied warranties of


* CONFIDENTIAL TREATMENT REQUESTED


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merchantability or fitness for a particular purpose are hereby disclaimed by
DAOU and excluded by this Master Agreement and shall not extend manufacturer's or supplier's warranty. Any alterations, additions, improvements or attachments on the products which are not authorized in writing by DAOU, or by the products' manufacturer, producer, or supplier, shall be solely at CUSTOMER's expense and risk. Every warranty provided by this Master Agreement shall be void to the extent operation of the products are affected by any alteration, addition, improvement or attachment.

17.  DISCLAIMER:
CUSTOMER understands and agrees that, with the exception of the warranties in
Section 16, his/her sole remedy, and only in the case of failure of products to perform, shall be limited to repair, replacement, or refund, of purchase price of products sold, and DAOU shall not be liable for consequential damages whether foreseeable or otherwise. DAOU maximum liability to CUSTOMER shall in no event exceed the contracted purchase price. CUSTOMER reserves the right to terminate this Agreement, in the event of any such claim.

18.  INDEMNIFICATION:
a. INDEMNITY BY DAOU. DAOU shall indemnify, defend and hold harmless CUSTOMER, its trustees, officers, employees, agents, and students from any loss, claim, damage or liability of whatsoever kind or nature, arising out of or in connection with the performance by DAOU, its agents or employees, of this Agreement. DAOU shall indemnify and hold CUSTOMER harmless form any and all violation of software copyright laws and license infringements by DAOU.

b. INDEMNITY BY CUSTOMER. CUSTOMER shall indemnify, defend and hold harmless DAOU, its directors, officers, employees, agents, and students form any loss, claim,damage or liability of whatsoever kind or nature, arising out of or in connection with the performance by CUSTOMER, its agents or employees, of this Agreement. CUSTOMER shall indemnify and hold DAOU harmless from any and all violation of software copyright laws and license infringements by CUSTOMER.

19.  CONFIDENTIALITY:
DAOU agrees to protect the confidentiality of CUSTOMER's proprietary information including but not limited to financial information, patient information, clinical practice or management at CUSTOMER's facility. DAOU shall not divulge or disclose to any third parties any information concerning the affairs of the CUSTOMER which may be received by DAOU at any time, unless such information becomes publicly available through no cause of DAOU.

CUSTOMER agrees to protect the confidentiality of DAOU's proprietary information including but not limited to all drawings, design techniques, contract prices, and improvements provided by DAOU. CUSTOMER will not divulge any portion of the contract, Master Agreement, or design, not already in the public domain that are deemed confidential at any time unless required by law or unless such information becomes publicly available through no fault of the CUSTOMER.

CUSTOMER agrees that for a period of this agreement from the date of this Master Agreement and CUSTOMER will not directly solicit for employment any employee of DAOU with whom CUSTOMER has had contact or who became known to CUSTOMER in connection with CUSTOMER consideration of the Master Agreement. DAOU also agrees that for the period of this Agreement, from the date of this Master Agreement and DAOU will not directly solicit for employment any employee of CUSTOMER with whom DAOU has had contact or who became known to DAOU in connection with DAOU's consideration of the Master Agreement, or as otherwise outlined throughout this Master Agreement. CUSTOMER retains the right, at its sole discretion to hire the DAOU employees stationed at CUSTOMER provided that CUSTOMER remits to DAOU the sum of $100,000.00 per each DAOU employee that CUSTOMER successfully hires. Should either party terminate this Master Agreement with cause prior to the end of the Master Agreement's initial term, or any successive term thereafter, CUSTOMER shall remit to DAOU $100,000.00 for every DAOU employee CUSTOMER successfully hires. DAOU shall not use CUSTOMER name in any publication, promotional or written material without the prior written approval of an officer of CUSTOMER.


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20.  DEFAULT/BREACH BY CUSTOMER:
In the event of default by CUSTOMER on any payment described in the attached proposal, CUSTOMER shall pay interest at the rate of eighteen percent (18%) per annum on each such obligation from the day it is due until it is received by DAOU, which is not in dispute. CUSTOMER payment will not be subject to interest if DAOU authorizes in writing a change in payment due date in the event of incomplete installation or delivery by DAOU. The occurrence of any of the following shall constitute a breach and material default of this Master
Agreement:

     a. The failure of CUSTOMER to pay or cause to be paid by the due date any moneys or charges required by this Master Agreement to be paid by CUSTOMER when such failure constitutes for a period of forty-five (45) days after written notice thereof from DAOU to CUSTOMER, unless under dispute;

     b. DAOU's failure to adhere to proposal, as defined in Attachments, also constitutes a material default under this Master Agreement,

     c. Any act of bankruptcy caused, suffered or permitted by CUSTOMER or DAOU.

21.  DEFAULT/BREACH BY DAOU:
In the event of default by DAOU delivered or as otherwise defined herein, DAOU shall not invoice or charge CUSTOMER for any product or service not delivered or as defined in attached proposal. CUSTOMER has a right to terminate the Agreement in the event of a breach by DAOU.

22.  PROBLEMS IN PERFORMANCE:
In the event of any failure of the parties mutually to agree on any matters under this Agreement or in the event that either party believes that the other has failed to satisfactorily perform or otherwise is in breach of the Agreement and if the parties are unable to resolve such matter through their respective representatives then the parties shall submit the matter to resolution in accordance with the procedures set forth in Section 23 below.

23.  DISPUTE RESOLUTION
For as long as this Master Agreement is in effect, all disputes, claims and controversies between the parties arising out of or related to this Master Agreement including but not limited to, any claim of misrepresentation, of breach, or of nonperformance (disputes), shall be determined in the following manner:

Informal Procedure:

The following personnel of the parties shall make every reasonable mutual attempt to resolve the Dispute:
1. If such representative do not resolve the dispute within ten (10) business days after the date upon which the breaching party receives notices of the breach, the dispute shall be referred for resolution to the following personnel of the parties:

(a) if relating to a CUSTOMER prior to network acceptance of the network for such CUSTOMER, Director of Technical Services and CUSTOMER Director; or

(b) if relating to a CUSTOMER subsequent to network acceptance of the software for such CUSTOMER, Director of Technical Services and CUSTOMER Director.

2. If the individuals to whom the matter is referred under subsection a or b, immediately above do not resolve the Dispute within (10) business days after the date of referral, the dispute shall be referred for resolution to the following personnel of the parties:

(a) if relating to a CUSTOMER prior to network acceptance of the network for such CUSTOMER, DAOU's Sr. Vice President and CUSTOMER Vice President; or

(b) if relating to a CUSTOMER after network acceptance of the software for such CUSTOMER DAOU's Sr. Vice President and CUSTOMER Vice President.


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23.1 Any dispute not remedied as set out in the above sections and subsections between and arising out of or in connection with this Master Agreement as to the negotiation, existence, construction, validity, interpretation or meaning, performance, nonperformance, enforcement, will then be pursuant to the then existing Commercial Arbitration Rules of the American Arbitration Association.

23.2 Either party may demand such arbitration in writing within one (1) year after the expiration of the cure period set out in the first section above this Master Agreement, but not thereafter, which demand shall include a statement of the matter in controversy.

23.3 Each party shall select one disinterested arbitrator from a list submitted by the American Arbitration Association, and the two select a third arbitrator from the list.

23.4 Each party shall bear its own cost of arbitration.

23.5 The parties expressly agree that all trade secrets, proprietary or confidential information of either party shall be disclosed during arbitration only upon the issuance of appropriate protective orders.

24.  INSURANCE AND LIABILITY:
At all times while this Master Agreement is in effect, DAOU shall maintain (or cause to be in effect), liability insurance covering itself, with limits of not less than [*] per incident and [*] aggregate. Such insurance shall be obtained from an insurance carrier admitted to do business in the state of New Jersey or from a duly established and funded self-or pooled- insurance program. Any insurance carrier providing such coverage shall give CUSTOMER at least thirty
(30) days advance notice of cancellation or material change in any such coverage. DAOU shall not commence performance under this Master Agreement until it has obtained, at its own expense, all insurance required under this Master Agreement. DAOU warrants that all required insurance shall be maintained until its work under this Master Agreement is complete, provided that, if DAOU fulfills any of the insurance requirements set forth herein by the use of claims-made policies. DAOU warrants that these policies shall be kept in effect for at least [*] following completion of its work under this Master Agreement, and, if its claims-made policies are canceled during [*] DAOU will purchase tail coverage for the remainder thereof.

25.  FORCE MAJEURE:
Neither DAOU nor CUSTOMER shall be responsible for any delay or failure of performance resulting from causes beyond its control without its fault or negligence. If a force majeure even occurs the party being delayed or failing to perform shall promptly notify the other party of the nature of such cause and its reasonably anticipated duration and if either party declares a force majeure event, the parties shall meet as soon, thereafter, as possible to determine the nature and extent of the event, the expected impact of the event on CUSTOMER's processing capabilities, and a recommended course of action intended to enable CUSTOMER to process its data in the operation of the Facility.

26.  THIRD PARTIES:
This Master Agreement is between DAOU and CUSTOMER and is not for the benefit of, nor does it vest any rights in, any third party. Neither party may delegate any duty under this Master Agreement without the prior written consent of both parties, which shall not be unreasonably withheld. Id DAOu subcontracts out any of its duties, the subcontracted will perform under the supervision of DAOU and will meet DAOU's contracted level of performance. Neither this Master Agreement nor any of either party's obligations under this Master Agreement shall be assignable by operation of law or otherwise without prior written consent of both parties, which shall not be unreasonably withheld.

27.  RELATIONSHIP OF PARTIES:
DAOU is performing its services and obligations hereunder as an independent contractor. Neither party shall have any rights or authority to create any obligation or responsibility, expressed or implied, on behalf of, or in the name of, the other party, or to bind the other party contractually in any manner whatsoever. Under no circumstances, as a result of


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this Agreement, shall any employee, agent, or representative of one party be considered an employee, agent, or representative of the other party.

28.  SURVIVAL CLAUSE:
The provisions of this Master Agreement pertaining to warranties, disclaimer and confidentiality shall continue in full force and effect, notwithstanding the fact that the CUSTOMER has accepted and paid for any work, services provided or products purchased thereunder.

29.  WILLINGNESS TO WORK WITH ALL PARTIES:
DAOU will be required to work with other vendors contracted with the CUSTOMER and may on occasion seek advise and or support to work with those parties. Customer shall provide every means possible to promote a spirit of willingness have the organizations work together and agrees to intervene if necessary.

30.  INTERPRETATION:
This agreement shall in all respects be governed by and construed in accordance with the laws of the State of New Jersey. The parties hereto shall submit to the jurisdiction of the federal and state courts located in Morris County, New Jersey State, for the resolution of disputes arising thereunder.

31.  NOTICES FROM DAOU TO CUSTOMER:
All written notifications will be sent by DAOU to the CUSTOMER to the attention of the following at the address identified below.

     Customer
     Attention:  Contract Administrator
     ATLANTIC HEALTH SYSTEM
     325 Columbia Turnpike
     Florham Park, NJ

32.  NOTICES FROM CUSTOMER TO DAOU:

     DAOU Systems, Inc.
     Attention:  Contract Administrator
     5120 Shoreham Place
     San Diego, CA  92122

33.  ENTIRE MASTER AGREEMENT:
This Master Agreement executed by CUSTOMER contains the entire Master Agreement of the parties relating to its subject matter. There are no promises, representations or undertakings other than as expressly provided herein, and no modification of this Master Agreement will be binding unless in writing and signed by both parties.














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SIGNATURES
--------------------------------------------------------------------------------

I have read, understand, and agree to all the terms and conditions of sale in this MASTER AGREEMENT. I also certify that I have the legal authorization to sign on behalf of the owners/Masters of the business entity I am representing.



DAOU SYSTEMS, INC.                           ATLANTIC HEALTH SYSTEM
5120 SHOREHAM PLACE                          325 COLUMBIA TURNPIKE
SAN DIEGO, CA  92122                         FLORHAM PARK, NJ


/s/ Daniel J. Daou
------------------------------------         -----------------------------------
Signature                                    Signature




                                             /s/ Richard P. Oths
------------------------------------         -----------------------------------
Daniel J. Daou                               Richard P. Oths


        DANIELS J. DAOU
           PRESIDENT
------------------------------------         -----------------------------------
President                                    Chief Executive Officer




             6/7/96                                         6/4/96
------------------------------------         -----------------------------------
Date                                         Date









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                      [Schedule A and B of the Master*]

                      [Confidential Treatment Requested]